UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

25 Phillips Parkway
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

In connection with completion of Platinum Energy Resources, Inc.'s ("Platinum Energy") acquisition of Maverick Engineering, Inc. (“Maverick”) on April 29, 2008, as discussed more fully herein under Item 2.01, Completion of Acquisition or Disposition of Assets, Platinum Energy entered into an employment agreement with Robert Kovar (the “Employment Agreement”) pursuant to which Mr. Kovar has been appointed as Chief Operating Officer (“COO”) of Platinum Energy and President of Maverick, Platinum Energy’s wholly owned subsidiary. Mr. Kovar, age 44, founded Maverick in 1993 and has been its president and chief executive officer since that time. Mr. Kovar is a registered professional engineer (P.E.) in Texas, earned a Bachelor of Science in Petroleum Engineering from Texas A&M in 1986 and a Masters of Business Administration from the University of Houston-Victoria in 1992.

The Employment Agreement provides for an initial term of a five year period. Pursuant to the terms of the Employment Agreement, Mr. Kovar will be paid a $200,000 base annual salary and will be eligible for annual performance bonuses in such amount and at such times as determined by the Board or the compensation committee, in their sole discretion. In addition, pursuant to the Employment Agreement, Mr. Kovar was granted 50,000 options to purchase shares of Platinum Energy common stock with an exercise price of $5.15 per share, the closing price on the date of grant, and will be granted an additional 50,000 stock options on each of the four succeeding anniversaries of the effective date of the Employment Agreement. All options will be issued pursuant to the Platinum Energy Resources, Inc. 2006 Long Term Incentive Plan and will be subject to a 5 year vesting schedule, with one-fifth of such options vesting on each anniversary of the date of grant, beginning April 29, 2009. Upon a change in control of Platinum Energy, the Employment Agreement provides that all options granted to Mr. Kovar will immediately vest.

Pursuant to the Employment Agreement, if Mr. Kovar’s employment is terminated by Platinum Energy without cause or Mr. Kovar terminates his employment for good reason, he will receive an 18 month severance package and his Cash Flow Note (as defined below) will become immediately due and payable. If, however, Mr. Kovar’s employment is terminated by Platinum Energy for cause or Mr. Kovar terminates his employment without good reason, he will receive no severance package and his Cash Flow Note will be cancelled.

Mr. Kovar has also agreed that during the term of his employment with Platinum Energy and for an 18 month period thereafter, he will not compete with Platinum Energy nor solicit employees of Platinum Energy. If Mr. Kovar breaches any of these obligations, he would forfeit his right to any severance payments and benefits to which he otherwise would be entitled.

The preceding is qualified in its entirety by reference to the Employment Agreement and the Award Agreement that are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On April 29, 2008, Platinum Energy completed the acquisition of Maverick pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) entered into on March 18, 2008 among Platinum Energy, its wholly-owned subsidiary, PERMSub, Inc., (“Merger Sub”), Maverick, and Robert L. Kovar Services, LLC, as Stockholder Representative, as previously disclosed in Platinum Energy’s Current Report on Form 8-K filed March 20, 2008. The aggregate consideration paid in the merger was $6 million in cash and $5 million to be paid over the next 6 years pursuant to non-interest bearing cash flow notes (the “Cash Flow Notes”), subject to certain escrows, holdbacks and post-closing adjustments. Platinum Energy will repay the Cash Flow Notes quarterly by paying to the noteholders pro rata 50% of the pre-tax net income, as defined in the Merger Agreement, generated by the Maverick business on a stand alone basis in the prior quarter. Payment of the Cash Flow Notes can be accelerated by certain events, including a change in control. The balance of the Cash Flow Notes remaining unpaid upon maturity, if any, will be converted into a 12 month self amortizing note bearing interest at the annual rate of 2% over the bank's prime rate.

Mr. Kovar was the owner of 79% of the outstanding common stock and warrants to purchase common stock of Maverick prior to the acquisition and, as such, received his proportionate share of the purchase price in connection with the acquisition.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit	Description

2.1
Agreement and Plan of Merger among Platinum Energy Resources, Inc., PERMSub, Inc., Maverick Engineering, Inc. and Robert L. Kovar Services, LLC as Stockholder Representative entered into as of March 18, 2008 (incorporated by reference from Exhibit 2.1 to Platinum Energy’s Current Report on Form 8-K filed March 20, 2008)

10.1	Employment Agreement by and between Platinum Energy Resources, Inc. and Robert L. Kovar entered into as of April 29, 2008

10.2	Notice of Stock Option Award and Stock Option Award Agreement by and between Platinum Energy Resources, Inc. and Robert L. Kovar entered into as of April 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: May 2, 2008
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer